SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Change of Location of
Annual Shareholders’ meeting

April 28, 2020
10:00 a.m. Central Time

To the Shareholders of First Horizon National Corporation:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of First Horizon National Corporation has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 10:00 a.m. In light of public health concerns about the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

Record Date. As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2020, the record date, or hold an appropriate legal proxy for the meeting provided by your broker, bank or other nominee.

How to Attend. To attend the Annual Meeting, simply go online to the virtual meeting website at https://web.lumiagm.com/210087576. You can also access the link directly from our website at https://ir.fhnc.com/ on the Events and Presentations page. You will then need to enter the control number found on your proxy card or the notice you previously received along with the Meeting Code FIRSTHORIZON2020 (case sensitive) in order to be admitted to the meeting. You may vote during the Annual Meeting by following the instructions that will be available on the virtual meeting website during the Annual Meeting.

Shareholders holding shares through an intermediary, such as a broker, bank or other nominee, must obtain a legal proxy in advance to attend the Annual Meeting virtually on the Internet. Shareholder can obtain a legal proxy by contacting their bank, broker or other nominee.

It is our desire to conduct a virtual meeting that approximates an in-person experience for our shareholders. Shareholders may ask questions at the Annual Meeting in accordance with the rules of conduct that will be made available at the virtual meeting site and an audio archive of the Annual Meeting, including the question and answer session, will be posted on the First Horizon website at https://ir.fhnc.com, on the Events and Presentations page within a few days after adjournment.

Help and technical support for accessing the virtual meeting is available before and during the Annual Meeting by calling 877-536-3558. Online check-in will begin 30 minutes before the Annual Meeting, and you should allow ample time for the check-in procedures.

Continued on the reverse side

Continued from the front

Please Vote. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the information provided above and may continue to be used to vote each stockholder’s shares in connection with the Annual Meeting. If you have already voted, your vote is still effective, and it will be cast in accordance with your instructions by one of the duly appointed proxies at the Annual Meeting.

Clyde A. Billings, Jr.

Senior Vice President, Assistant General Counsel

and Corporate Secretary

Memphis, Tennessee

April 7, 2020

You can virtually attend the Annual Meeting on April 28, 2020, at 10:00 a.m. Central Time, by going to the following website: https://web.lumiagm.com/210087576. The proxy statement, proxy card and annual report to shareholders are available https://ir.fhnc.com/financialdocs.